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September 10, 1999



Power-One, Inc.
740 Calle Plano
Camarillo, California  93012

Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 4,975,000 shares of Common Stock of Power-One, Inc. (the "Company"), par value $0.001 per share, to be sold by the Company (the "Company Shares") and 2,500,000 shares to be sold by certain of the Company's stockholders (the "Stockholder Shares"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on August 2, 1999, as amended, you have requested our opinion with respect to the matters set forth below.

          We have considered such facts and examined such questions of law as we have considered appropriate for purposes of rendering the opinion expressed below.

          We are opining only as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability or the effect of any other laws or as to any matters of municipal law or of any other local agencies within any state.

          Subject to the foregoing and in reliance thereon, in our opinion,
(i) the Company Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Company Shares as contemplated in the Registration Statement and the countersigning of any certificates representing the Company Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Company Shares will be validly issued, fully paid and non-assessable, and
(ii) the Stockholder Shares are duly authorized, validly issued, fully paid and non-assessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters."

                                        Very truly yours,


                                        /s/ O'Melveny & Myers LLP
                                        ----------------------------
                                        O'MELVENY & MYERS LLP

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